Exhibit 5.1
December 31, 2009
Range Resources Corporation
100 Throckmorton Street, Suite 1200
Fort Worth, Texas 76102
Ladies and Gentlemen:
     We have acted as counsel to Range Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company of 56,983 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”) pursuant to a Letter of Intent, Oil and Gas Leases and Leaseholds in Washington County, Pennsylvania dated as of November 19, 2009 by and between Range Resources-Appalachia LLC, a Delaware limited liability company, a wholly owned subsidiary of the Company and Onexxx Production and Exploration Corporation, as amended by the First Amendment to Letter of Intent dated December 29, 2009. The Shares were offered and sold pursuant to a prospectus dated July 8, 2009 (the “Prospectus”), included in a Registration Statement on Form S-4 (Registration No. 333-160170) (the “Registration Statement”), which Registration Statement was declared effective by the Securities and Exchange Commission (the “Commission”) on July 8, 2009.
     Before rendering the opinion hereinafter set forth, we examined, reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, the Certificate of First Amendment to Restated Certificate of Incorporation, the Certificate of Second Amendment to Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company, each as in effect on the date hereof, (ii) certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”) relating to the registration and authorization for issuance of the Common Shares and related matters, (iii) the Registration Statement, (iv) the Prospectus, and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.
     As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Prospectus and the Registration Statement; (vii) no stop order suspending the effectiveness of the Registration Statement will have been issued by the Commission and no proceedings for that purpose will have been issued by the Commission prior to the issuance of the Shares; (viii) no offering participant (other than the Company) has used or referred to any free writing prospectus that was distributed in a manner that would require the filing of such material with the Commission pursuant to Rule 433 under the Securities Act and which was not so filed in accordance with such rule; and (ix) to the extent any documents purport to constitute agreements of parties other than the Company, such documents constitute valid, binding and enforceable obligations of such other parties.

     Based upon such examination and review and subject to the limitations, conditions and assumptions set forth herein, we are of the opinion that the Shares, when issued and sold in the manner set forth in the Registration Statement and Prospectus will be validly issued, fully paid and nonassessable.
     The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.
     The foregoing opinion is strictly limited to the matters stated herein, and no other or more extensive opinion is intended or implied or to be inferred beyond the matters expressly stated herein. The foregoing opinion is limited in all respects to the laws of the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the relevant federal laws of the United States of America as in effect on the date hereof, and we undertake no duty to update or supplement the foregoing opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective. We do not express any opinions as to the laws of any other jurisdiction.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to us under the heading “Validity of the Securities” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.
Very truly yours,

/s/ VINSON & ELKINS L.L.P.